Exhibit 3.1

FIFTH CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
9.00% SERIES A CUMULATIVE PREFERRED STOCK
OF
MIND TECHNOLOGY, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware (the “DGCL”)

MIND Technology, Inc., a corporation organized and existing under and by virtue of the DGCL, does hereby certify:

1.          The name of the corporation is MIND Technology, Inc. (the “Corporation”).

2.         The original Certificate of Designations, Preferences and Rights of 9.00% Series A Cumulative Preferred Stock was filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on August 3, 2020 (the “Original Certificate”).

3.         A Certificate of Amendment to the Original Certificate (the “First Amendment”) was filed with the Delaware Secretary of State on September 25, 2020 to increase the number of shares of Series A Preferred Stock (as defined in the Certificate of Designations) to 1,494,046 shares.

4.         A Second Certificate of Amendment to the Original Certificate (the “Second Amendment”) was filed with the Delaware Secretary of State on October 25, 2021 to increase the number of shares of Series A Preferred Stock (as defined in the Certificate of Designations) to 1,994,046 shares.

5.          A Third Certificate of Amendment to the Original Certificate (the “Third Amendment”) was filed with the Delaware Secretary of State on November 4, 2021 to increase the Exchange Cap (as defined in the Certificate of Designations) to 49,851,150 shares.

6.         A Fourth Certificate of Amendment to the Original Certificate (the “Fourth Amendment”) was filed with the Delaware Secretary of State on October 12, 2023 (the Original Certificate as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, the “Certificate of Designations”) to increase the Share Cap (as defined in the Certificate of Designations) and decrease the Exchange Cap on a pro rata basis in proportion with the one-for-ten ratio of the reverse stock split of the Corporation’s common stock, $0.01 par value per share, that was effected on October 12, 2023.

7.          The Certificate of Designations is further amended by adding new Section 7(q) as follows:

“(q) Upon this Certificate of Amendment becoming effective pursuant to the DGCL (the “Conversion Effective Time”), automatically and without any action by the holder thereof, (i) each share of Series A Preferred Stock issued and outstanding shall be converted into three and nine-tenths (3.9) validly issued, fully paid and nonassessable shares of Common Stock and (ii) the designation of the Series A Preferred Stock and all matters set forth in the Certificate of Designations of the Series A Preferred Stock, as amended to date, shall be eliminated. From and after the Conversion Effective Time, (i) shares of Series A Preferred Stock shall no longer be issued or outstanding and shall be automatically cancelled and retired and (ii) each certificate representing shares of the Series A Preferred Stock shall represent that number of shares of the Common Stock into which the shares of Series A Preferred Stock previously represented by such certificate were converted as of the Conversion Effective Time. All holders of record of shares of Series A Preferred Stock shall be given notice of the Conversion Effective Time. Such notice need not be given in advance of the Conversion Effective Time.”

8.         The foregoing amendment to the Certificate of Designations has been duly adopted by the Corporation’s Board of Directors pursuant to the authority vested in the Corporation’s Board of Directors by the Certificate of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 242 of the DGCL.

9.           The foregoing amendment to the Certificate of Designations shall become effective on September 4, 2024 at 4:01 p.m. Eastern Time.

10.         All other provisions of the Certificate of Designations shall remain in full force and effect.

[Signature on Following Page]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this 4th day of September, 2024.

MIND TECHNOLOGY, INC.

By:	/s/ Robert P. Capps
Robert P. Capps
President and Chief Executive Officer

[Signature Page to Fifth Certificate of Amendment of Certificate of Designations]